News Release For more information, please contact: MEDIA: Mike Cummins 312-549-5257 Michael.Cummins@conagra.com INVESTORS: Matthew Neisius 402-240-3226 IR@conagra.com

F O R I M M E D I A T E R E L E A S E

Conagra Brands to Unveil New Innovations and Discuss Updated 2025 Outlook at CAGNY Conference

Updated Fiscal 2025 Outlook Reflects Temporary Service Constraints and Impact of Foreign Exchange;

Long-Term Targets Unchanged

CHICAGO, February 17, 2024 — Conagra Brands, Inc. (NYSE: CAG) announced that its upcoming presentation at the annual Consumer Analyst Group of New York (CAGNY) Conference will detail Conagra’s advantaged market position, perspective on the evolving consumer environment, and unique focus on the science of growth. Conagra will also preview a series of new innovations expected to launch in calendar year 2025 and provide detail on its updated fiscal 2025 financial guidance.

As previously announced, Sean Connolly, president and chief executive officer, Dave Marberger, executive vice president and chief financial officer, and Bob Nolan, senior vice president, growth science, will present on February 18 at 9:00 a.m. ET.

Fiscal 2025 Outlook Update

The company has experienced customer service interruptions during the third quarter due to supply constraints on two product platforms: frozen meals containing chicken and frozen vegetables. In addition, foreign exchange rates are now expected to provide a further headwind to adjusted earnings per share.

As a result of these challenges, the company is making the following updates to its fiscal 2025 financial outlook1:

Metric	Prior Fiscal 2025 Guidance	Updated Fiscal 2025 Guidance
Organic Net Sales Growth (vs. FY24)	Near the midpoint of (1.5)% to flat	~(2.0)%
Adjusted Operating Margin	~14.8%	~14.4%
Adjusted EPS	$2.45 to $2.50	~$2.35
Net Leverage Ratio	~3.4x	~3.55x

The company's expectations for capital expenditures, free cash flow conversion, interest expense, Ardent Mills’ contribution, pension income, adjusted effective tax rate and inflation remain unchanged from our second quarter earnings materials. The company’s updated guidance does not include any potential impacts from new tariffs. Conagra’s long-term financial targets are unchanged.

1 Metrics are forward-looking non-GAAP financial measures. The inability to predict the amount and timing of the impacts of certain items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see the end of this release for more information.

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CEO Perspective

Sean Connolly, president and chief executive officer of Conagra Brands, commented, “We are committed to investing behind our brands and innovation, and delivering the high-quality products our customers expect. We are pleased with the strong and consistently improving demand we have experienced this year as a result of those investments. While we’ve faced recent challenges servicing that demand, our investments in infrastructure and strategic partnerships position us for long-term success.”

Frozen Meals Containing Chicken

In the third quarter, the company has experienced manufacturing challenges at the primary facility that prepares and cooks chicken used in frozen meals. When the company began to see product quality inconsistencies coming off the production lines it promptly took corrective action. This included temporarily stopping production, implementing operational adjustments, and restarting at a slower pace to restore product consistency. The company also engaged with third-party manufacturers. While these actions enabled the company to resume production that meets our strict quality standards, the net impact of this issue is lower volume, net sales, and profit in the second half of the fiscal year.

Conagra had previously planned to implement substantial modernizing upgrades to this facility this upcoming summer. That work remains on track, with targeted completion by the end of the first quarter of fiscal 2026. To ensure supply during this period, the company is continuing to work with third-party manufacturers to build up inventory ahead of the planned upgrades. In the short term, the facility will maintain operations at a reduced pace.

Frozen Vegetables

Building on strong second quarter performance, consumption growth rates in Conagra’s frozen vegetable business nearly doubled through December and early January versus the year-ago period. The higher-than-anticipated demand depleted inventory on hand and led to out-of-stocks in stores. In turn, the company put customers on a strict product allocation and reduced merchandising from January through March 2025 in an effort to rebuild inventories ahead of the Easter holiday. The net effect is lost volume, primarily in the third quarter of fiscal 2025.

Given the strong consumer response to Conagra’s investments in its frozen vegetables business in fiscal 2025, the company has invested in increased surge capacity moving forward to accommodate the sustained growth in demand.

CAGNY Conference Presentation Webcast

A live audio webcast of the CAGNY presentation and presentation slides will be available on Feb. 18, at approximately 9 AM Eastern, on conagrabrands.com/investor-relations under Events & Presentations. A replay of the webcast will be available until Feb. 18, 2026.

About Conagra Brands

Conagra Brands, Inc. (NYSE: CAG), is one of North America's leading branded food companies. We combine a 100-year history of making quality food with agility and a relentless focus on collaboration and innovation. The company’s portfolio is continuously evolving to satisfy consumers’ ever-changing food preferences. Conagra’s brands include Birds Eye®, Duncan Hines®, Healthy Choice®, Marie Callender's®, Reddi-wip®, Slim Jim®, Angie's® BOOMCHICKAPOP®, and many more. As a corporate citizen, we aim to do what’s right for our business, our employees, our communities and the world. Headquartered in Chicago, Conagra Brands generated fiscal 2024 net sales of more than $12 billion. For more information, visit www.conagrabrands.com.

Note on Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Examples of forward-looking statements include statements regarding the company’s expected future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking

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words, such as “Outlook”, “may”, “will”, “anticipate”, “expect”, “believe”, “plan”, “should”, or comparable terms. Readers of this document should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. These risks, uncertainties, and factors include, among other things: risks associated with general economic and industry conditions, including inflation, reduced consumer confidence and spending, recessions, increased energy costs, supply chain challenges, increased tariffs and taxes, labor cost increases or shortages, currency rate fluctuations, and geopolitical conflicts; risks related to our ability to deleverage on currently anticipated timelines, and to continue to access capital on acceptable terms or at all; risks related to the company’s competitive environment, cost structure, and related market conditions; risks related to our ability to execute operating and value creation plans and achieve returns on our investments and targeted operating efficiencies from cost-saving initiatives, and to benefit from trade optimization programs; risks related to the availability and prices of commodities and other supply chain resources, including raw materials, packaging, energy, and transportation, weather conditions, health pandemics or outbreaks of disease, actual or threatened hostilities or war, or other geopolitical uncertainty; risks related to our ability to respond to changing consumer preferences and the success of our innovation and marketing investments; risks associated with actions by our customers, including changes in distribution and purchasing terms; risks related to the effectiveness of our hedging activities and ability to respond to volatility in commodities; disruptions or inefficiencies in our supply chain and/or operations; risks related to the ultimate impact of, including reputational harm caused by, any product recalls and product liability or labeling litigation, including litigation related to lead-based paint and pigment and cooking spray;  risks related to the seasonality of our business; risks associated with our co-manufacturing arrangements and other third-party service provider dependencies; risks associated with actions of governments and regulatory bodies that affect our businesses, including the ultimate impact of new or revised regulations or interpretations including to address climate change; risks related to the company’s ability to execute on its strategies or achieve expectations related to environmental, social, and governance matters, including as a result of evolving legal, regulatory, and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs, the availability of requisite financing, and changes in carbon pricing or carbon taxes; risks related to a material failure in or breach of our or our vendors’ information technology systems and other cybersecurity incidents; risks related to our ability to identify, attract, hire, train, retain and develop qualified personnel; risk of increased pension, labor or people-related expenses; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; risk relating to our ability to protect our intellectual property rights; risks relating to acquisition, divestiture, joint venture or investment activities; the amount and timing of future dividends, which remain subject to Board approval and depend on market and other conditions; the amount and timing of future stock repurchases; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document. We undertake no responsibility to update these statements, except as required by law.

Note on Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures, including adjusted diluted EPS, organic net sales, and adjusted operating margin. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the company's financial statements and believes these non-GAAP financial measures provide useful supplemental information to assess the company's operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the company's diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP.

Organic net sales excludes, from reported net sales, the impacts of foreign exchange, divested businesses and acquisitions, as well as the impact of any 53rd week.

References to adjusted items throughout this release refer to measures computed in accordance with GAAP less the impact of items impacting comparability. Items impacting comparability are income or expenses (and related tax impacts) that management believes have had, or are likely to have, a significant impact on the earnings of the applicable business

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segment or on the total corporation for the period in which the item is recognized, and are not indicative of the company's core operating results. These items thus affect the comparability of underlying results from period to period.

Note on Forward-Looking Non-GAAP Financial Measures

The company's fiscal 2025 guidance includes certain non-GAAP financial measures (organic net sales growth, adjusted operating margin, and adjusted diluted EPS) that are presented on a forward-looking basis. Historically, the company has calculated these non-GAAP financial measures excluding the impact of certain items such as, but not limited to, foreign exchange, acquisitions, divestitures, restructuring expenses, the extinguishment of debt, hedging gains and losses, impairment charges, legacy legal contingencies, and unusual tax items. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the timing and financial impact of such items. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.